SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 11, 2006

FEDERATED DEPARTMENT STORES, INC.

7 West Seventh Street, Cincinnati, Ohio 45202 (513) 579-7000

-and-

151 West 34th Street, New York, New York 10001 (212) 494-1602

Delaware	1-13536	13-3324058
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 11, 2006, the Compensation and Management Development Committee of the Board of Directors of Federated Department Stores, Inc. (the "Company") approved special awards of restricted stock and stock options to certain executives of the Company using the Company's standard forms of award agreements.  The purpose of the time-based awards is to provide a retention and performance incentive to the four executives who are responsible for the operations, merchandising, stores and finance integration of The May Department Stores Company into the Company. The grants were made under the Company's 1995 Executive Equity Incentive Plan (the "Plan").

Pursuant to the approval, the Company granted 50,000 restricted shares and 150,000 stock options to Thomas L. Cole; 50,000 restricted shares and 150,000 stock options to Janet E. Grove; 50,000 restricted shares and 200,000 stock options to Susan D. Kronick; and 42,000 restricted shares and 125,000 stock options to Karen M. Hoguet.

The stock options have a term of ten years and an exercise price equal to the fair market value of the Company's common shares on the date of the award.  Fair market value is defined under the Plan as the closing price of the Company's common shares on the trading day immediately preceding the date of the grant. Both the restricted shares and the stock options vest on the third anniversary of the date of grant.

FEDERATED DEPARTMENT STORES, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED DEPARTMENT STORES, INC.

Dated: July 13, 2006	By: /s/Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary